EXHIBIT 99.1

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2016 Results

Highlights

  Fourth quarter revenue of $135.5 million on deliveries of 1,364 units
  Fourth quarter net income of $0.1 million, or $0.01 per diluted share
  Full year 2016 net income of $12.3 million, or $1.00 per diluted share
  Year-end backlog totaling 4,259 railcars valued at $419 million
  Additional cost reductions enacted to reduce annual selling, general and administrative costs by approximately $3.0 million
  Total cash, cash equivalents and restricted cash of $98.7 million at December 31, 2016

CHICAGO, Feb. 27, 2017 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ:RAIL) today reported results for the fourth quarter ended December 31, 2016, with net income of $0.1 million, or $0.01 per diluted share, compared to net income of $11.7 million, or $0.94 per diluted share, in the same period last year.

“In 2016, the rail industry experienced a second year of reduced car loadings and a large oversupply of railcars, which contributed to a 45% reduction in deliveries in the fourth quarter,” said Joe McNeely, President and Chief Executive Officer. “Additionally, in the fourth quarter, we continued to experience higher than expected manufacturing costs associated with certain first-time car builds. We continue to address our production processes and expect improvements in these builds going forward.”

“Our delivery outlook for 2017 reflects year-over-year volume reductions as lower industry order trends are expected to persist. In this period of weak demand, we are focused on maintaining a strong cash position which provides stability. Based upon our current production schedules and customer delivery requirements, we expect to deliver between 3,200 and 3,800 new railcars in 2017, including 100 leased railcars,” Mr. McNeely continued. “As a result of this outlook, we have implemented additional reductions in our salaried administrative workforce and discretionary spending, which are expected to yield an additional $3.0 million in annualized savings in addition to the $5.0 million of annualized savings we announced last year. Furthermore, we will be idling our Danville, Illinois, manufacturing facility for railcar production effective March 31, 2017.”

FOURTH QUARTER RESULTS

Consolidated revenues were $135.5 million in the fourth quarter of 2016 compared to $203.3 million in the same quarter of 2015. The Company delivered 1,364 railcars in the fourth quarter of 2016, which included 1,137 new railcars and 227 rebuilt railcars. This compares to 2,464 railcars delivered in the fourth quarter of 2015, which included 1,692 new railcars, 672 rebuilt railcars and 100 leased railcars.

Consolidated operating loss for the fourth quarter of 2016 was $3.1 million. Adjusted operating loss, which excludes restructuring and impairment charges totaling $0.7 million in the fourth quarter of 2016, was $2.4 million in the fourth quarter of 2016 compared to operating income of $16.1 million in the fourth quarter of 2015. Adjusted operating income (loss) is a non-GAAP financial measure. A reconciliation of adjusted operating income (loss) to operating income, the most directly comparable GAAP measure, is provided in the attached supplemental disclosure.

The income tax benefit of $3.2 million recorded in the fourth quarter of 2016 included a $2.7 million benefit from the reduction of a reserve for an uncertain tax position.

Cash, cash equivalents and restricted cash were $98.7 million as of December 31, 2016.

COST REDUCTION PLAN

In the first quarter of 2017, the Company has made further reductions to its salaried administrative workforce and other discretionary costs, which are expected to reduce its annual operating costs by approximately $3.0 million. The total estimated costs relating to this program are approximately $1.0 million of employee-related costs.

Mr. McNeely concluded, “When the cost reduction plans are fully implemented, we will have eliminated approximately $8.0 million of costs on an annualized basis, allowing FreightCar America to be well-positioned when the freight car market recovers.”

BACKLOG

Total manufacturing backlog was 4,259 units at December 31, 2016, compared to 9,840 units at December 31, 2015 and 5,613 units at September 30, 2016.

FULL YEAR RESULTS

Consolidated revenues for the fiscal year ended December 31, 2016 were $523.7 million compared to $772.9 million for the fiscal year ended December 31, 2015. The Company delivered 5,559 railcars in 2016, which included 5,332 new railcars and 227 rebuilt railcars. This compares to 8,980 railcars delivered in 2015, which included 6,280 new railcars, 2,600 rebuilt railcars and 100 railcars leased.

Consolidated operating income for 2016 was $15.8 million compared to $46.8 million in 2015. Adjusted operating income, which excludes restructuring and impairment charges, the gain on settlement of the retiree benefit plan obligation in 2016 and the gain on sale of the railcar repair and maintenance services business in 2015, was $3.8 million in 2016 compared to adjusted operating income of $42.2 million in 2015.

Net income in 2016 was $12.3 million, or $1.00 per diluted share, compared to $31.8 million, or $2.58 per diluted share, in 2015.

The Company will host a conference call and live webcast on Tuesday, February 28, 2017 at 11:00 a.m. (Eastern Standard Time) to discuss the Company’s fourth quarter 2016 financial results. To participate in the conference call, please dial (800) 230-1085, Confirmation Number 418091.  Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call. The live audio-only webcast can be accessed at:

Event URL: https://im.csgsystems.com/cgi-bin/confCast

Conference ID#: 418091

If you need technical assistance, call the toll-free AT&T Conference Casting Support Help Line at (888) 793-6118. Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call.  An audio replay of the conference call will be available beginning at 1:00 p.m. (Eastern Standard Time) on February 28, 2017 until 11:59 p.m. (Eastern Daylight Time) on March 28, 2017.  To access the replay, please dial (800) 475-6701.  The replay pass code is 418091.  An audio replay of the call will be available on the Company’s website within two days following the earnings call.

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts and leases freight cars through its JAIX Leasing Company subsidiary. FreightCar America designs and builds high-quality railcars, including coal cars, bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars and boxcars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Danville, Illinois; Grand Island, Nebraska; Johnstown, Pennsylvania; and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

FreightCar America, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2016	2015
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$92,750	$83,068
Restricted cash and restricted certificates of deposit	5,970	6,896
Marketable securities	—	26,951
Accounts receivable, net	25,207	39,708
Inventories, net	97,904	115,354
Income taxes receivable	13,283	—
Other current assets	6,056	8,704
Total current assets	241,170	280,681

Property, plant and equipment, net	46,347	42,596
Railcars available for lease, net	24,018	24,729
Goodwill	21,521	21,521
Deferred income taxes, net	4,221	34,722
Other long-term assets	1,978	2,655
Total assets	$339,255	$406,904

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$34,536	$34,304
Accrued payroll and other employee costs	3,117	8,708
Reserve for workers’ compensation	4,444	4,165
Accrued warranty	8,324	9,239
Customer deposits and deferred revenue	371	8,615
Income taxes payable	9	4,180
Other current liabilities	3,334	3,346
Total current liabilities	54,135	72,557
Accrued pension costs	6,821	6,673
Accrued postretirement benefits, less current portion	5,769	72,497
Deferred income state and local incentives, long-term	11,380	12,190
Accrued taxes and other long-term liabilities	4,236	7,876
Total liabilities	82,341	171,793

Stockholders’ equity
Preferred stock	—	—
Common stock	127	127
Additional paid in capital	92,025	93,939
Treasury stock, at cost	(14,583)	(17,516)
Accumulated other comprehensive loss	(8,163)	(21,078)
Retained earnings	187,508	179,639
Total stockholders’ equity	256,914	235,111
Total liabilities and stockholders’ equity	$339,255	$406,904

FreightCar America, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands, except for share and per share data)

Revenues	$135,523	$203,299	$523,731	$772,854
Cost of sales	128,797	176,047	483,552	690,193
Gross profit	6,726	27,252	40,179	82,661
Selling, general and administrative expenses	9,090	11,190	36,376	41,663
Gain on sale of railcars available for lease	—	—	—	(1,187)
Gain on sale of railcar repair and maintenance services business and facility	—	—	—	(4,578)
Gain on settlement of postretirement benefit obligation, net of plaintiffs’ attorneys’ fees	—	—	(14,306)	—
Restructuring and impairment charges	730	—	2,261	—
Operating (loss) income	(3,094)	16,062	15,848	46,763
Interest expense and deferred financing costs	(56)	(59)	(171)	(243)
Other income	16	25	111	116
(Loss) income before income taxes	(3,134)	16,028	15,788	46,636
Income tax (benefit) provision	(3,208)	4,374	3,464	14,831
Net income	$74	$11,654	$12,324	$31,805

Net income per common share - basic	$0.01	$0.95	$1.00	$2.59

Net income per common share - diluted	$0.01	$0.94	$1.00	$2.58

Weighted average common shares outstanding -
basic	12,268,072	12,243,144	12,262,275	12,175,955

Weighted average common shares outstanding -
diluted	12,268,072	12,248,387	12,262,275	12,217,755

Dividends declared per common share	$0.09	$0.09	$0.36	$0.36

FreightCar America, Inc.
Condensed Segment Data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Revenues:
Manufacturing	$133,805	$200,316	$516,063	$745,723
Corporate and other (1)	1,718	2,983	7,668	27,131
Consolidated revenues	$135,523	$203,299	$523,731	$772,854

Operating (Loss) Income:
Manufacturing	$3,833	$24,254	$29,012	$69,165
Corporate and other (1)(2)(3)	(6,927)	(8,192)	(13,164)	(22,402)
Consolidated operating (loss) income	$(3,094)	$16,062	$15,848	$46,763

(1) Results for the twelve months ended December 31, 2015 included results from the Company’s railcar repair and maintenance services business that was sold on September 30, 2015.
(2) Results for the twelve months ended December 31, 2016 included a $14,306 gain on settlement of a postretirement benefit plan obligation, net of plaintiffs’ attorneys’ fees.
(3) Results for the three and twelve months ended December 31, 2016 included restructuring and impairment charges of $730 and $2,261, respectively.

FreightCar America, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities
Net income	$12,324	$31,805
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	9,736	10,028
Recognition of deferred income from state and local incentives	(2,129)	(1,415)
Gain on sale of railcars available for lease	—	(1,187)
Gain on sale of railcar repair and maintenance services business and facility	—	(4,578)
Gain on settlement of postretirement benefit plan obligation	(15,606)	—
Deferred income taxes	22,723	(2,679)
Stock-based compensation expense recognized	1,149	2,183
Other non-cash items	1,800	1,465
Changes in operating assets and liabilities:
Accounts receivable	15,911	(38,398)
Inventories	17,056	(36,927)
Other assets	2,992	(1,642)
Accounts and contractual payables	260	137
Accrued payroll and employee benefits	(5,589)	2,033
Income taxes receivable/payable	(12,746)	6,374
Accrued warranty	(915)	497
Customer deposits and other liabilities	(8,690)	(34,802)
Payment for settlement of postretirement benefit plan obligation	(31,616)	—
Accrued pension costs and accrued postretirement benefits	(6,445)	1,421
Net cash flows provided by (used in) operating activities	215	(65,685)

Cash flows from investing activities
Purchase of restricted certificates of deposit	(6,370)	(2,165)
Maturity of restricted certificates of deposit	7,296	1,284
Purchase of securities held to maturity	—	(32,944)
Proceeds from maturity of securities	27,001	54,004
Proceeds from sale of property, plant and equipment and railcars available for lease	2	7,654
Proceeds from sale of railcar repair and maintenance services business and facility	—	17,589
Purchases of property, plant and equipment	(13,846)	(16,699)
Cost of railcars available for lease	—	(8,724)
State and local incentives received	—	15,733
Net cash flows provided by investing activities	14,083	35,732

Cash flows from financing activities
Stock option exercise	—	4,925
Employee stock settlement	(78)	(1,052)
Deferred financing costs	(83)	—
Excess tax benefit from stock-based compensation	—	35
Cash dividends paid to stockholders	(4,455)	(4,419)
Net cash flows used in financing activities	(4,616)	(511)

Net increase (decrease) in cash and cash equivalents	9,682	(30,464)
Cash and cash equivalents at beginning of period	83,068	113,532
Cash and cash equivalents at end of period	$92,750	$83,068

FreightCar America, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)

This press release contains non-GAAP measures which adjust operating income (loss) to exclude the impact of the following items:

  For the twelve months ended December 31, 2015, a $4.6 million gain on sale of the railcar repair and maintenance services business;
  For the twelve months ended December 31, 2016, a $14.3 million pre-tax gain on settlement of the retiree benefits litigation; and
  For the three and twelve months ended December 31, 2016, $0.7 million and $2.3 million, respectively, of restructuring and impairment charges related to the Company’s cost reduction plan.

The Company believes that adjusted operating income (loss) information is useful to investors because it allows investors to more effectively compare the Company’s financial results prior to and after the impact of the items described above, which are unusual in nature. Adjusted operating income (loss) is not a financial measure presented in accordance with GAAP.

In addition, the presentation of this non-GAAP measure is intended to enhance the usefulness of the financial information by providing measures that the Company’s management uses internally to evaluate the Company’s baseline performance. Accordingly, when analyzing our operating performance, investors should not consider adjusted operating income (loss) in isolation or as a substitute for operating income (loss) in accordance with GAAP. Our calculation of such non-GAAP measures is not necessarily comparable to that of other similarly titled measures reported by other companies. A reconciliation of adjusted operating income (loss) to operating income (loss), the most directly comparable GAAP measure, follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)

Operating income (loss), as reported	$(3,094)	$16,062	$15,848	$46,763
Less: Gain on sale of railcar repair and maintenance services business and facility	-	-	-	(4,578)
Less: Gain on settlement of retiree benefit plan obligations, net of plaintiffs’ attorneys’ fees	-	-	(14,306)	-
Add: Restructuring and impairment charges	730	-	2,261	-
Adjusted operating income (loss)	$(2,364)	$16,062	$3,803	$42,185

MEDIA CONTACT Matthew S. Kohnke
TELEPHONE(800) 458-2235